EXHIBIT  16.1  LETTER  FROM  TRACI  J.  ANDERSON,  CPA


                     [LETTERHEAD OF TRACI J. ANDERSON, CPA]



October  5,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re: HouseRaising,  Inc.  (the  "Company")
    F/k/a  Technology  Connections,  Inc.
    File  Ref.  No.  000-50701

Gentlemen:

On or about September 22, 2004, we were engaged by the Board of Directors of HouseRaising, Inc. (FKA Technology Connections, Inc.) as the Company's auditor for the fiscal year ended December 31, 2004. We previously reviewed the interim financial statements of Technology Connections, Inc. for the quarter ended June 30, 2004, which were contained in Technology Connection's Quarterly Report on Form 10-QSB for the period ended June 30, 2004. We have read HouseRaising, Inc.'s statements included under Item 4 of its Form 8-K/A dated October 5, 2004, and we agree with such statements.

Very  truly  yours,

/s/  Traci  J.  Anderson,  CPA
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Traci  J.  Anderson,  CPA